Exhibit 10.11

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 31, 1999, among BRW ACQUISITION, INC., a Delaware corporation (the “Borrower”), the various lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), THE CHASE MANHATTAN BANK, as Administrative Agent (the “Administrative Agent”) and THE BANK OF NEW YORK, as Syndication Agent (the “Syndication Agent”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent are parties to a Credit Agreement, dated as of July 10, 1998 (as amended, modified or supplemented to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as herein provided; and

WHEREAS, the Lenders have agreed to the amendments to the Credit Agreement as herein provided, subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

I.                                         Amendments

1.                                       Section 1 of the Credit Agreement is hereby amended by:

(i) deleting the definition of “Cash Flow” in its entirety and inserting in lieu thereof the following new definition of “Cash Flow”:

“Cash Flow” shall mean, for any Test Period, the sum, without duplication, of (a) the greater of (i) Combined Statutory Pre-Tax Earnings for all Regulated Insurance Companies for such Test Period and (ii) the sum of 10% of Adjusted Surplus as of the last day of the fiscal year most recently ended prior to the end of such Test Period plus all tax sharing payments made by Regulated Insurance Companies to the Borrower during such Test Period and (b) Adjusted EBITDA for such Test Period.

(ii) deleting the definition of “Statutory Pre-Tax Earnings” in its entirety and inserting in lieu thereof the following new definition of “Statutory Pre-Tax Earnings”:

“Statutory Pre-Tax Earnings” shall mean, for any period, for any Regulated Insurance Company, net income determined in accordance with SAP plus (a) to the extent deducted in determining such net income and without duplication, the sum of the amounts for such period of (i) provision for taxes (including, without limitation, payments under tax sharing agreements), adjusted to reflect on a pro forma basis termination of the Acquired Companies’ existing quota share reinsurance on a cut-off basis, as if such termination had occurred prior to such period, (ii) interest expense, (iii) depreciation expense, (iv) amortization expense, including amortization of deferred financing fees, (v) non-recurring charges, (vi) non-cash charges, (vii) losses on asset sales, (viii) restructuring charges, (ix) Transaction Expenses, (x) any expenses or charges incurred in connection with any issuance of debt or equity securities, (xi) any fees and expenses related to Permitted Acquisitions and (xii) any deduction for minority interest expense, less (b) to the extent included in determining such net income and without duplication, the sum of the amounts for such period of (i) non-recurring gains, (ii) non-cash gains and (iii) gains on asset sales, all as determined on a Combined basis for the Regulated Insurance Companies in accordance with SAP, provided that (i) except as provided in clause (ii) below, there shall be excluded from the amounts determined above for any period the earnings or net income of all Unrestricted Subsidiaries for such period to the extent otherwise included in such amount, except to the extent actually received in cash by the Borrower or its Restricted Subsidiaries during such period through dividends or other distributions, and (ii) there shall be included in determining Statutory Pre-Tax Earnings for any period (x) the Acquired Cash Flow of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired Cash Flow of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired Cash Flow of an Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), in each case based on the actual Acquired Cash Flow of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) an adjustment with respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent.

(iii) inserting the following new definitions in appropriate alphabetical order:

“Acquired Surplus” shall mean, with respect to any Acquired Entity or Business or Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”), at any time, the Surplus of such Pro Forma Entity at such time (determined as if such Pro Forma Entity was a Regulated Insurance Company at such time).

“Adjusted EBITDA” shall mean, for any period, the consolidated net income from continuing operations before income taxes and extraordinary items of the Borrower and its Restricted Subsidiaries (excluding net income (or loss) before taxes and extraordinary items of the Regulated Insurance Subsidiaries) for such period, all determined in accordance with GAAP,  plus (a) to the extent deducted in determining such net income, and without duplication, the sum of the amounts for such period of (i) interest expense, (ii) depreciation expense, (iii) amortization expense, including amortization of deferred financing fees, (iv) non-recurring charges, (v) non-cash charges, (vi) losses on asset sales, (vii) restructuring charges, (viii) Transaction Expenses, (ix) any expenses or charges incurred in connection with any issuance of debt or equity securities, (x) any fees and expenses related to Permitted Acquisitions and (xi) any deduction for minority interest expense, less (b) to the extent included in determining such net income and without duplication, the sum of the amounts for such period of (i) non-recurring gains, (ii) non-cash gains and (iii) gains on asset sales, all as determined on a consolidated basis for the Borrower and the Unregulated Subsidiaries in accordance with GAAP, provided that (i) except as provided in clause (ii) below, there shall be excluded from Adjusted EBITDA the earnings or net income of all Unrestricted Subsidiaries for such period to the extent otherwise included in such amount, except to the extent actually received in cash by the Borrower or its Restricted Subsidiaries during such period through dividends or other distributions and (ii) there shall be included in determining Adjusted EBITDA for any period (x) the Acquired Cash Flow of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired Cash Flow of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired Cash Flow of an Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), in each case based on the actual Acquired Cash Flow of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) an adjustment with respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent.

“Adjusted Surplus” shall mean, at any time, Surplus at such time, provided that (i) except as provided in clause (ii) below, there shall be excluded from Adjusted Surplus the Surplus of all Unrestricted Subsidiaries to the extent otherwise included in such amount, and (ii) there shall be included in determining Adjusted Surplus at any time the Acquired Surplus of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired Surplus of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired Surplus of an Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), in each case based on the actual Acquired Surplus of such Acquired Entity or Business or Converted Restricted Subsidiary as of the relevant date.

2.                                       Section 10.9 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting in lieu thereof the following new table:

Test Period Ending	Ratio

September 30, 1998	2.00:1.00
December 31, 1998	2.00:1.00
March 31, 1999	2.00:1.00
June 30, 1999	2.00:1.00
September 30, 1999	1.75:1.00
December 31, 1999	1.75:1.00
March 31, 2000	1.75:1.00
June 30, 2000	1.75:1.00
September 30, 2000	2.00:1.00
December 31, 2000	2.00:1.00
March 31, 2001	2.25:1.00
June 30, 2001	2.25:1.00
September 30, 2001	2.50:1.00
December 31, 2001	2.75:1.00
March 31, 2002	2.75:1.00
June 30, 2002	3.00:1.00
September 30, 2002	3.00:1.00
December 31, 2002	3.25:1.00
Thereafter	3.75:1.00

II.                               Miscellaneous

1.                                       In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (x) all representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) after giving effect to this Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (y) there exists no Default or Event of Default on the First Amendment Effective Date, after giving effect to this Amendment.

2.                                       This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any provision of the Credit Agreement or any other Credit Document except as expressly set forth herein.

3.                                       This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.                                      THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.                                       This Amendment shall become effective as of the date hereof on the date (the “First Amendment Effective Date”) when each of the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its notice office.

6.                                       From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

*   *   *

IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BRW ACQUISITION, INC.

By	/s/ Randy Sutton
Name:
Title:

THE CHASE MANHATTAN BANK, individually and as Administrative Agent

By	/s/ Helen L. Newcomb
Name: Helen L. Newcomb
Title: Vice President

THE BANK OF NEW YORK, individually and as Syndication Agent

By	/s/ Benjamin Ballard
Name: Benjamin Ballard
Title: Vice President

BANKBOSTON, N.A.

By
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH

By	/s/ W. Michael George
Name: W. Michael George
Title: First Vice President

FIRST UNION NATIONAL BANK

By	/s/ Thomas L. Stitchberry
Name: Thomas L. Stitchberry
Title: Senior Vice President

FLEET NATIONAL BANK

By
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT NEW YORK BRANCH

By	/s/ Edward J. McDonnell III
Name: Edward J. McDonnell III, C.F.A.
Title: Vice President

By	/s/ William M. Earley
Name: William M. Earley
Title: Senior Vice President

THE FIRST NATIONAL BANK OF CHICAGO

By	/s/ Cynthia W. Priest
Name: Cynthia W. Priest
Title: First Vice President

CREDIT SUISSE FIRST BOSTON

By	/s/ Robert Hetu
Name: Robert Hetu
Title: Vice President

By	/s/ Joe Glodowski
Name: Joe Glodowski
Title: Managing Director

MELLON BANK, N.A.

By	/s/ A.M. Whitwood
Name:
Title:

VAN KAMPEN AMERICAN CAPITAL PRIME INCOME TRUST

By
Name:
Title: